Exhibit (g)(5)

MASTER CUSTODIAN AGREEMENT

This Agreement is made as of November 26, 2002 by and among each management investment company identified on Appendix A hereto (each such investment company and each management investment company made subject to this Agreement in accordance with Section 18.5 below, shall hereinafter be referred to as (the “Fund”), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the “Custodian”),

WITNESSETH:

WHEREAS, each Fund may or may not be authorized to issue shares of common stock or shares of beneficial interest in separate series (“Shares”), with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, each Fund so authorized intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 18.6 below, shall hereinafter be referred to as the “Portfolio(s)”); and

WHEREAS, each Fund not so authorized intends that this Agreement be applicable to it and all references hereinafter to one or more “Portfolio(s)” shall be deemed to refer to such Fund(s).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

Each Fund hereby employs the Custodian as a custodian of assets of the Portfolios, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”). The Custodian shall not be responsible for any property of a Portfolio which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 7 hereof) including, without limitation, Portfolio property (i) held by brokers, private bankers or other entities (other than an agent of the Custodian appointed pursuant to Section 2.7 hereof) on behalf of the Portfolio (each a “Local Agent”), (ii) held by Special Sub-Custodians (as such term is defined in Section 5 hereof), (iii) held by entities which have advanced monies to or on behalf of the Portfolio and which have received Portfolio property as security for such advance(s) (each a “Pledgee”), or (iv) delivered or otherwise removed from the custody of the Custodian pursuant to Special Instructions (as such term is defined in Section 7 hereof). With respect to uncertificated shares (the “Underlying Shares”) of registered “investment companies” (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act’)), whether in the same “group of investment companies” (as defined in Section 12(d)(l)(G)(ii) of the 1940 Act) or otherwise, including pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to as the “Underlying Portfolios”) the holding of confirmation statements that identify the shares as being recorded in the Custodian’s name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees or the Board of Directors of the Fund (as appropriate, and in each case, the “Board”) on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may place and maintain each Fund’s foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, all as designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4 hereof.

SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD IN THE UNITED STATES

SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “U.S. Securities System”) and (b) Underlying Shares owned by each Fund which are maintained pursuant to Section 2.10 hereof in an account or accounts with such entity from time to time acting as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the “Underlying Transfer Agent”).

SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)	Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3)	In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

4)	To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

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5)	To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)	To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7)	Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt; for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

8)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)	In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)	For delivery in connection with any loans of securities made by the Portfolio (a) against receipt of collateral as agreed from time to time by the Fund on behalf of the Portfolio, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral or (b) to the lending agent, or the lending agent’s custodian, in accordance with written Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund;

11)	For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

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12)	For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of The National Association of Securities Dealers, Inc. (the “NASD”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;

13)	For delivery in accordance with the provisions of any agreement among a Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (the “CFTC”) and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of a Portfolio;

14)	Upon the sale or other delivery of such investments (including, without limitation, to one or more (a) Special Sub-Custodians or (b) additional custodians appointed by the Fund, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transaction(s), each a “Repo Custodian”) and prior to receipt of payment therefor, as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with Section 2.6(7), as applicable, shall each be referred to herein as a “Free Trade”), provided that such Proper Instructions shall set forth (a) the securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made;

15)	Upon receipt of instructions from the Fund’s transfer agent (the “Transfer Agent”) for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the “Prospectus”), in satisfaction of requests by holders of Shares for repurchase or redemption;

16)	In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.10 hereof; and

17)	For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying (a) the securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

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SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered management investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in “street name” or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 2.5 COLLECTION OF INCOME. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14) or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

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SECTION 2.6 PAYMENT OF PORTFOLIO’S DOMESTICALLY MAINTAINED MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

1)	Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.10 hereof; (d) in the case of repurchase agreements entered into between the applicable Fund on behalf of a Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign (which transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein);

2)	In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

3)	For the redemption or repurchase of Shares issued as set forth in Section 6 hereof;

4)	For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)	For the payment of any dividends on Shares declared pursuant to the Fund’s articles of incorporation or organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, “Governing Documents”);

6)	For payment of the amount of dividends received in respect of securities sold short;

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7)	Upon the purchase of domestic investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in written Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(14), as applicable, shall each be referred to herein as a “Free Trade”), provided that such Proper Instructions shall also set forth (a) the amount of such payment and (b) the person(s) to whom such payment is made; and

8)	For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

SECTION 2.7 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. An Underlying Transfer Agent shall not be deemed an agent or subcustodian of the Custodian for purposes of this Section 2.7 or any other provision of this Agreement.

SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System subject to the following provisions:

1)	The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System (the “U.S. Securities System Account”) which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

2)	The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

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The Custodian shall pay for securities purchased for the account of the Portfolio upon (a) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account and (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account and (ii) the making of an entry on the records of the Custodian to reflect

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such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice. The Custodian shall furnish to the Fund copies of daily transaction sheets reflecting each day’s transactions in the U.S. Securities System for the account of the Portfolio;

4)	The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System; and

5)	Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, such Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

SECTION 2.9 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (a) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (b) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (c) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the “SEC”), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (d) for any other purpose in accordance with Proper Instructions.

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SECTION 2.10 DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares shall be deposited and/or maintained in an account or accounts maintained with the Underlying Transfer Agent. The Underlying Transfer Agent shall be deemed to be acting as if it is a “securities depository” for purposes of Rule 17f-4 under the 1940 Act. Each Fund hereby directs the Custodian to deposit and/or maintain such securities with the Underlying Transfer Agent, subject to the following provisions:

1)	The Custodian shall keep Underlying Shares owned by a Portfolio with the Underlying Transfer Agent provided that such securities are maintained in an account or accounts on the books and records of the Underlying Transfer Agent in the name of the Custodian as custodian for the Portfolio;

2)	The records of the Custodian with respect to Underlying Shares which are maintained with the Underlying Transfer Agent shall identify by book-entry those Underlying Shares belonging to each Portfolio;

3)	The Custodian shall pay for Underlying Shares purchased for the account of a Portfolio upon (a) receipt of advice from the Portfolio’s investment adviser that such Underlying Shares have been purchased and will be transferred to the account of the Custodian, on behalf of the Portfolio, on the books and records of the Underlying Transfer Agent and (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian will receive confirmation from the Underlying Transfer Agent of the purchase of such securities and the transfer of such securities to the Custodian’s account with the Underlying Transfer Agent only after such payment is made. The Custodian shall transfer Underlying Shares redeemed for the account of a Portfolio (i) upon receipt of an advice from the Portfolio’s investment adviser that such securities have been redeemed and that payment for such securities will be transferred to the Custodian and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. The Custodian will receive confirmation from the Underlying Transfer Agent of the redemption of such securities and payment therefor only after such securities are redeemed. Copies of all advices from the Portfolio’s investment adviser of purchases and sales of Underlying Shares for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian, and be provided to the Portfolio’s investment adviser at its request; and

4)	The Custodian shall not be liable to any Fund or any Portfolio for any loss or damage to the Fund or any Portfolio resulting from maintenance of Underlying Shares with Underlying Transfer Agent except for losses resulting directly from the negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees.

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SECTION 2.11 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

SECTION 2.12 PROXIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), the Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

SECTION 2.13 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information (including, without limitation, exchange offers, tender offers, notices of class actions, notices of bankruptcy filings, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Fund on behalf of the Portfolio) received by the Custodian from issuers or appointed agents of the securities being held for the Portfolio or from subcustodians or the Depository Trust Company. With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

SECTION 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

SECTION 3.1. DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or

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by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rulel7f-7” means Rule 17f-7 promulgated under the 1940 Act.

SECTION	3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by any Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund’s Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by each Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such

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Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Forty-five days (or such longer period to which the parties may reasonably agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.2.3	SCOPE OF DELEGATED RESPONSIBILITIES:

(a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(l).

(b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

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3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board (or at such Board’s delegation, the Fund’s investment adviser) shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Board’s delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

SECTION	3.3 ELIGIBLE SECURITIES DEPOSITORIES.

3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(l)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(l)(i)(B) of Rule 17f-7.

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3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD OUTSIDE THE UNITED STATES

SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

SECTION 4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)	Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

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(ii)	In connection with any repurchase agreement related to foreign securities;

(iii)	To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv)	To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)	To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case, the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)	In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

(x)	In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	Upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Special Sub-Custodians or Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made;

(xii)	In connection with the lending of foreign securities; and

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(xiii)	For any other purpose, but only upon receipt of Proper Instructions specifying (A) the foreign securities to be delivered and (B) the person or persons to whom delivery of such securities shall be made.

4.4.2. PAYMENT OF PORTFOLIO’S FOREIGN MAINTAINED MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i)	Upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)	For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv)	For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)	Upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person or persons to whom payment shall be made;

(vii)	For payment of part or all of the dividends received in respect of securities sold short;

(viii)	In connection with the borrowing or lending of foreign securities; and

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(ix)	For any other purpose, but only upon receipt of Proper Instructions specifying (A) the amount of such payment and (B) the person or persons to whom such payment is to be made.

4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously provided hereunder.

SECTION 4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

SECTION 4.6. BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

SECTION 4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable

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Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers or appointed agents of the foreign securities being held for the account of the Portfolios (including, without limitation, exchange offers, tender offers, notices of class actions, notices of bankruptcy filings, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At a Fund’s election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

SECTION 4.11 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on such Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding

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and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided such information.

SECTION 4.12. LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

SECTION 5.	SPECIAL SUB-CUSTODIANS

Upon receipt of Special Instructions (as such term is defined in Section 7 hereof), the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a sub-custodian for purposes of effecting such transaction(s) as may be designated by a Fund in Special Instructions. Each such designated sub-custodian is referred to herein as a “Special Sub-Custodian.” Each such duly appointed Special Sub-Custodian shall be listed on Schedule D hereto, as it may be amended from time to time by a Fund, with the acknowledgment of the Custodian. In connection with the appointment of any Special Sub-Custodian, and in accordance with Special Instructions, the Custodian shall enter into a sub-custodian agreement with the Fund and the Special Sub-Custodian in form and substance approved by such Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement.

SECTION 6.	PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

The Custodian shall receive from the distributor of the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the

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Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between such Fund and the Custodian.

SECTION 7.	PROPER INSTRUCTIONS AND SPECIAL INSTRUCTIONS

“Proper Instructions,” which may also be standing instructions, as such term is used throughout this Agreement shall mean instructions received by the Custodian from a Fund, a Fund’s duly authorized investment manager or investment adviser, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to provide such instructions with respect to the transaction involved; the Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.9 hereof.

“Special Instructions,” as such term is used throughout this Agreement, means Proper Instructions countersigned or confirmed in writing by the Treasurer of the applicable Fund or any other person designated in writing by the Treasurer of such Fund, which countersignature or confirmation shall be (a) included on the same instrument containing the Proper Instructions or on a separate instrument clearly relating thereto and (b) delivered by hand, by facsimile transmission, or in such other manner as the Fund and the Custodian agree in writing.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified by such Fund’s Treasurer or Assistant Treasurer, a certificate setting forth: (i) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund and (ii) the names, titles and signatures of those persons authorized to give Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

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SECTION 8.	EVIDENCE OF AUTHORITY

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of any Fund as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 9.	ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

1)	Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

2)	Surrender securities in temporary form for securities in definitive form;

3)	Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)	In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

SECTION 10.	DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by a Fund on behalf of a Portfolio, shall itself keep such books of account and/or compute such net asset value per . Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right

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to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 10 and in Section 11 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus. Each Fund acknowledges that, in keeping the books of account of the Portfolio and/or making the calculations described herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund’s counterparty(ies), or the agents of either of them.

SECTION 11.	RECORDS

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to section31 thereof and Rules 31a-l and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business, hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC. The Custodian shall, at a Fund’s request, supply the Fund With a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include Certificate numbers in such tabulations. Each Fund acknowledges that, in creating and maintaining the records as set forth herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund’s counterparty(ies), or the agents of either of them.

SECTION 12.	OPINION OF FUND’S INDEPENDENT ACCOUNTANT

The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-lA or Form N-2, as applicable, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

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SECTION 13.	REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as such Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a “Securities System”), relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 14.	COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between each Fund on behalf of each applicable Portfolio and the Custodian.

SECTION 14A.	CONTRACTUAL SETTLEMENT SERVICES

SECTION 14A.1. In accordance with the terms set out in this Section 13A, the Custodian shall credit or debit the appropriate cash account of each Fund on behalf of the applicable Portfolio in connection with (i) the purchase of, and (ii) the proceeds of the sale, maturity, redemption, or other disposition, of securities held for the time being on behalf of such Portfolio, on a contractual settlement basis.

SECTION 14A.2. The services described below (the “Contractual Settlement Services”) shall be provided for such instruments and in such markets as the Custodian may advise from time to time. All payments are made subject to actual collection, and the Custodian shall not be liable to a Fund for any amount that is not actually collected. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services under this Agreement at its sole discretion immediately upon notice to the affected Fund or Funds, particularly in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances. Moreover, in the event that the Custodian determines not to provide contractual settlement with respect to a particular transaction, the Custodian will promptly notify the Fund of such determination. For the avoidance of doubt, delivery of securities will be made upon actual receipt of such securities by the Custodian.

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SECTION 14A.3. The consideration payable in connection with a purchase transaction shall be debited from the appropriate cash account of the Fund on behalf of the applicable Portfolio as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market. The Custodian shall promptly re-credit such amount at the time that the Fund notifies the Custodian by Proper Instruction that such transaction has been canceled.

SECTION 14A.4. With respect to the settlement of a sale, maturity, or redemption or other disposition of securities, a provisional credit of an amount equal to the net sale, maturity, redemption, income, dividends or other disposition proceeds of the transaction (the “Settlement Amount”) shall be made to the account of the Fund on behalf of the applicable Portfolio as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be available in good funds in the applicable market. Such provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable, and the Custodian or its agents having possession of the asset(s) associated with the transaction in good deliverable form and are not aware of any facts which would lead them to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market. Simultaneously with the making of such provisional credit, the Fund agrees that the Custodian shall have, and hereby grants to the Custodian a security interest in any property at any time held for the account of the Fund on behalf of the applicable Portfolio, to the full extent of the credited amount. In this regard, the Fund hereby pledges, assigns and grants to the Custodian a continuing security and a lien on any and all such property under the Custodian’s custody, in accordance with the terms of Section 15 of this Agreement.

SECTION 14A.5. The Custodian shall have the right to reverse any provisional credit given in accordance with the Contractual Settlement Services at any time before actual receipt of the item associated with the subject transaction when the Custodian believes that such transaction will not settle in accordance with its terms or amounts due pursuant thereto will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable, and the affected Fund shall be responsible for any costs or liabilities resulting from such reversal. Upon such reversal, (a) the Custodian shall promptly notify the affected Fund with respect thereto and (b) a sum equal to the credited amount shall become immediately payable by such Fund on behalf of the applicable Portfolio to the Custodian and may be debited from any cash account held for benefit of the Fund on behalf of the applicable Portfolio. The amount of any accrued dividends, interest and other distributions with respect to assets associated with such transaction may be set off against the credited amount.

SECTION 14A.6. In the event that the Custodian is unable to debit an account of the Fund on behalf of the applicable Portfolio, and the Fund fails to pay any amount due to the Custodian at the time such amount becomes payable in accordance with this Agreement, (a) the Custodian may charge the Fund for costs and expenses associated with providing the provisional credit, including without limitation the cost of funds associated therewith and (b) to the extent permitted by law, the Custodian shall have the discretion to sell, exchange, convey, transfer or otherwise dispose of any property at any time held for the account of the Fund on behalf of the applicable Portfolio to the full extent necessary for the Custodian to make itself whole.

24.

SECTION 15.	RESPONSIBILITY OF CUSTODIAN

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall bé without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by any Fund or its duly authorized investment manager or investment adviser in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any act or omission of a Special Sub-Custodian including, without limitation, reliance on reports prepared by a Special Sub-Custodian; (v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodian’s sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (viii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of

25.

any court of competent jurisdiction. Notwithstanding any of the foregoing to the contrary, the Custodian shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Funds’ assets held hereunder and (ii) emergency use of electronic data processing equipment to provide services under this Agreement.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as such term is defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

To secure the due and punctual payment of all liabilities of each Fund, on behalf of the applicable Portfolio, to the Custodian, whether direct or indirect, absolute or contingent, now existing or hereafter arising or incurred (the “Liabilities”), each Fund hereby grants to the Custodian a security interest in (i) all of such Portfolio’s respective cash, deposit accounts, securities and other investment property, and other assets, whether now existing or hereafter acquired or created, in the possession or under the control of any of the Custodian or its agents, affiliates and sub-custodians and (ii) any and all proceeds thereof (collectively, the “Collateral”). The Liabilities include, without limitation, (a) the obligations of each Fund, on behalf of the applicable Portfolio, to the Custodian in relation to any advance of cash or securities for any purpose including in connection with Contractual Settlement Services; (b) the obligations of each Fund, on behalf of the applicable Portfolio, to the Custodian (in its capacity as foreign exchange provider or otherwise) in relation to any spot or forward foreign exchange contracts or any other foreign exchange contract or facility entered into with such Fund; and (c) the obligations of each Fund, on behalf of the applicable Portfolio, to reimburse the Custodian for any taxes (other than taxes levied upon the Custodian in its corporate, and not custodial, capacity and arising from the compensation actually paid by each Fund to the Custodian pursuant to Section 14 hereof), interest, charges, expense, assessments, or other liabilities that may be assessed against or imposed on the Custodian under or in connection with this Agreement for such Portfolio except such Liabilities as may arise from the Custodian’s own failure to exercise reasonable care in the performance of its duties hereunder.

In the event that a Fund fails to satisfy any of its Liabilities as and when due and payable, the Custodian shall have in respect of the Collateral, in addition to all other rights and remedies arising hereunder or under applicable law, the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of Massachusetts. Without prejudice to the Custodian’s rights under applicable law, the Custodian shall be entitled, without notice to any Fund, to withhold delivery of any Collateral, sell or otherwise realize any such Collateral and to apply the money or other proceeds and any other monies credited to the cash accounts in satisfaction of such Liabilities.

26.

Each Fund acknowledges that, in the Custodian exercising any such rights or remedies against any of the Collateral, it will be commercially reasonable for the Custodian (i) to accelerate or cause the acceleration of the maturity of any fixed term deposits comprised in the Collateral and/or (ii) to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

Except as may arise from the Custodian’s own negligence or willful misconduct, each Fund shall indemnify and hold the Custodian harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against the Custodian (a) acting in accordance with any Proper Instruction or Special Instruction including, without limitation, any Proper Instruction with respect to Free Trades including, but not limited to, cost, expense, loss, damage, liability, tax, charge, assessment or claim resulting from (i) the failure of the applicable Fund to receive income with respect to purchased investments, (ii) the failure of the applicable Portfolio to recover amounts invested on maturity of purchased investments, (iii) the failure of the Custodian to respond to or be aware of notices or other corporate communications with respect to purchased investments, or (iv) the Custodian’s reliance upon information provided by the applicable Fund, such Fund’s counterparty(ies) or the agents of either of them with respect to Fund property released, delivered or purchased pursuant to either of Section 2.2(14) or Section 2.6(7) hereof; (b) for the acts or omissions of any Special Sub-Custodian; or (c) for the acts or omissions of any Local Agent or Pledgee. No Fund shall be liable for indemnification for losses or expenses arising out of litigation against the Custodian if the Custodian fails to promptly notify (pursuant to Section 18.9 below) such Fund of the commencement of any litigation brought against the Custodian in respect of which indemnity may be sought hereunder; provided, however, that any delay or failure by the Custodian to give notice to the applicable indemnifying Fund shall relieve such Fund of its obligations hereunder only to the extent, if at all, that such Fund is materially actually prejudiced by reason of such delay or failure. With respect to claims in such litigation for which indemnity by a Fund may be sought, and subject to applicable law and the ruling of any court of competent jurisdictions, such Fund shall be entitled to participate in any such litigation or proceeding and, after notice (pursuant to Section 18.9 below) from such Fund to the Custodian, such Fund may assume the defense of such litigation with counsel selected by the Fund and approved by the Custodian (which approval shall not be unreasonably withheld) and at the Fund’s own expense, in respect of that portion of such litigation for which such Fund may be subject to an indemnification obligation; provided, however, the Custodian shall be entitled to participate in (but not control) the defense of any such litigation if such Fund has not acknowledged in writing its obligation to indemnify the Custodian with respect to such litigation or proceeding. With respect to the Custodian, if a Fund has acknowledged in writing its obligation to indemnify the Custodian, the Fund shall not settle for other than monetary damages a claim that materially affects the Custodian without the Custodian’s prior written consent.

In no event shall the Custodian be liable for indirect, special or consequential damages.

27.

SECTION 16.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

Upon its execution, this Agreement shall become effective as of the date first above-written, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that no Fund shall amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of such Fund’s Governing Documents, and further provided, that any Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.

Upon termination of the Agreement, the applicable Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due and unpaid as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

SECTION 17.	SUCCESSOR CUSTODIAN

If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian

28.

relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 18.	GENERAL

SECTION 18.1 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

SECTION 18.2 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of such Fund’s assets.

SECTION 18.3 ASSIGNMENT. This Agreement may not be assigned by (a) any Fund without the prior written consent of the Custodian or (b) by the Custodian without the prior written consent of each applicable Fund.

SECTION 18.4 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of a Fund’s Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 18.5 ADDITIONAL FUNDS. In the event that any management investment company in addition to those listed on Appendix A hereto desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 18.7 below.

29.

SECTION 18.6 ADDITIONAL PORTFOLIOS. In the event that any Fund establishes one or more series of Shares in addition to those set forth on Appendix A hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

SECTION 18.7 THE PARTIES; REPRESENTATIONS AND WARRANTIES.

SECTION 18.7.1 THE PARTIES. All references herein to the “Fund” are to each of the management investment companies listed on Appendix A hereto, and each management investment company made subject to this Agreement in accordance with Section 18.5 above, individually, as if this Agreement were between such individual Fund and the Custodian. In the case of a series corporation, trust or other entity, all references herein to the “Portfolio” are to the individual series or portfolio of such corporation, trust or other entity, or to such corporation, trust or other entity on behalf of the individual series or portfolio, as appropriate. Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Fund as to which the matter pertains.

SECTION 18.7.2 REPRESENTATIONS AND WARRANTIES OF THE FUNDS. Each Fund hereby represents and warrants to the Custodian that (a) it is duly incorporated or organized and is validly existing in good standing in its jurisdiction of incorporation or organization; (b) it has the requisite power and authority under applicable law and its Governing Documents to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) this Agreement constitutes its legal, valid, binding and enforceable agreement; and (e) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

SECTION 18.7.3 REPRESENTATIONS AND WARRANTIES OF THE CUSTODIAN. The Custodian hereby represents and warrants to each Fund that (a) it is a Massachusetts trust company, duly organized, existing and in good standing under the laws of The Commonwealth of Massachusetts; (b) it has the corporate power and authority to enter into and perform this Agreement; (c) all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; (d) this Agreement constitutes its legal, valid, binding and enforceable agreement; and (e) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it.

SECTION 18.8 REMOTE ACCESS SERVICES ADDENDUM. The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

SECTION 18.9 NOTICES. Except as may be more particularly required or permitted by this Agreement or any addendum hereto with regard to the composition of, electro-mechanical, electronic or other delivery of, and testing or other security procedures utilized in connection with, either of Proper Instructions or Special Instructions, any notice, instruction or other instrument or

30.

communication required to be given hereunder shall be in writing and shall be deemed to have been given at the earliest of (a) upon personal delivery or delivery by telecopy or telex during normal business hours of, and to the offices (as set forth below) of, the party to be notified, or the next business day if delivered by any such means outside of such party’s normal business hours; (b) the next business day following dispatch by cable; (c) the next business day following delivery to a national next business day delivery express carrier, provided such delivery occurs before such carrier’s published deadline for next business day delivery; or (d) five business days following deposit in the United States Mail, registered mail, postage prepaid, return receipt requested, and in any case addressed to the appropriate party as indicated below, unless and until any of such parties notifies the others in accordance with this Section 18.9 of a change of address:

To any Fund:	c/o Thrivent Financial for Lutherans 625 Fourth Avenue South Minneapolis, Minnesota 55415 Attention: Tammie Ryan Telephone: 612-340-4074 Telecopy: 612-340-5776

To the Custodian:	STATE STREET BANK AND TRUST COMPANY One Heritage Drive, JPB/5 North Quincy, Massachusetts 02171 Attention: William M. Marvin, Vice President Telephone: 617-985-6829 Telecopy: 617-985-5271

SECTION 18.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

SECTION 18.11 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

SECTION 18.12 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

31.

SECTION 18.13 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES ☐	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO ☒	The Custodian is not authorized to release the Fund’s name, address, and share positions.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

32.

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

FUND SIGNATURES ATTESTED TO BY:		EACH OF THE ENTITIES SET FORTH ON APPENDIX A HERETO

/s/ John C. Bjork		By:	/s/ Charles D. Gariboldi, Jr.
Name:	John C.Bjork		Charles D. Gariboldi, Jr., Treasurer
Title:	Counsel

SIGNATURE ATTESTED TO BY:	STATE-STREET BANK AND TRUST COMPANY

/s/ Stephanie l. Poster	By:	/s/ Joseph L. Hooley
Stephanie L. Poster		Joseph L. Hooley, Executive Vice President
Vice President and Counsel

33.

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

AAL VARIABLE PRODUCT SERIES FUND, INC.

AAL Aggressive Growth Portfolio

AAL Balanced Portfolio

AAL Bond Index Portfolio

AAL Capital Growth Portfolio

AAL Equity Income Portfolio

AAL High Yield Bond Portfolio

AAL International Portfolio

AAL Large Company Index Portfolio

AAL Mid Cap Index Portfolio

AAL Mid Cap Stock Portfolio

AAL Money Market Portfolio

AAL Small Cap Index Portfolio

AAL Small Cap Stock Portfolio

AAL Technology Stock Portfolio

THE AAL MUTUAL FUNDS

The AAL Aggressive Growth Fund

The AAL Balanced Fund

The AAL Bond Fund

The AAL Bond Index Fund

The AAL Capital Growth Fund

The AAL Equity Income Fund

The AAL High Yield Bond Fund

The AAL International Fund

The AAL Large Company Index Fund

The AAL Large Company Index Fund II

The AAL Mid Cap Index Fund

The AAL Mid Cap Index Fund II

The AAL Mid Cap Stock Fund

The AAL Municipal Bond Fund

The AAL Money Market Fund

The AAL Small Cap Index Fund II

The AAL Small Cap Stock Fund

The AAL Small Cap Value Fund

The AAL Technology Stock Fund

The AAL U.S. Government Zero Coupon Target Fund, Series 2006

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS	SCHEDULE A

Country	Subcustodian

Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation

Austria	Erste Bank der Österreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Fortis Bank nv-sa

Benin	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Bermuda	The Bank of Bermuda Limited

Bolivia	Citibank, N. A.

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Burkina Faso	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Canada	State Street Trust Company Canada

Cayman Islands	Bank of Nova Scotia Trust Company (Cayman) Ltd.

Chile	BankBoston, N.A.

09/30/02	1

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS	SCHEDULE A

Country	Subcustodian

People’s Republic	Hongkong and Shanghai Banking Corporation Limited,
of China	Shanghai and Shenzhen branches

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d

Cyprus	Cyprus Popular Bank Ltd.

Czèch Republic	Československá Obchodni Banka, A.S.

Denmark	Danske Bank A/S

Ecuador	Citibank, N.A.

Egypt	HSBC Bank Egypt S.A.E. (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Estonia	Hansabank

Finland	Nordea Bank Finland Plc.

France	BNP Paribas Securities Services, S.A.

Germany	Dresdner Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

09/30/02	2

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS	SCHEDULE A

Country	Subcustodian

Guinea-Bissau	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Hong Kong	Standard Chartered Bank

Hungary	HVB Bank Hungary Rt.

Iceland	Icebank Ltd.

India	Deutsche Bank AG Hongkong and Shanghai Banking Corporation Limited

Indonesia	Standard Chartered Bank

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	BNP Paribas Securities Services, S.A.

Ivory Coast	Société Générale de Banques en Côte d’Ivoire

Jamaica	Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan	Mizuho Corporate Bank Ltd. Sumitomo Mitsui Banking Corporation

Jordan	HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan	HSBC Bank Kazakhstan (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

09/30/02	3

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS	SCHEDULE A

Country	Subcustodian

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	Hongkong and Shanghai Banking Corporation Limited

Latvia	A/s Hansabanka

Lebanon	HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Lithuania	Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Mali	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Mauritius	Hongkong and Shanghai Banking Corporation Limited

Mexico	Banco Nacional de México S.A.

Morocco	Banque Commerciale du Maroc

Namibia	Standard Bank Namibia Limited

Netherlands	KAS BANK N.V.

New Zealand	Westpac Banking Corporation

Niger	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Nigeria	Stanbic Bank Nigeria Limited

Norway	Nordea Bank Norge ASA

09/30/02	4

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS	SCHEDULE A

Country	Subcustodian

Oman	HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Panama	BankBoston, N.A.

Peru	Citibank, N.A.

Philippines	Standard Chartered Bank

Poland	Bank Handlowy w Warszawie S.A.

Portugal	Banco Comercial Português

Puerto Rico	Citibank N.A.

Qatar	HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	ING Bank (Eurasia) ZAO, Moscow

Senegal	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Singapore	The Development Bank of Singapore Limited

Slovak Republic	Československá Obchodni Banka, A.S., pobocka zahranicnej banky v SR

09/30/02	5

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS	SCHEDULE A

Country	Subcustodian

Slovenia	Bank Austria Creditanstalt d.d. - Ljubljana

South Africa	Nedcor Bank Limited

Standard Bank of South Africa Limited

Spain	Banco Santander Central Hispano S.A.

Sri Lanka	Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken

Switzerland	UBS AG

Taiwan - R.O.C.	Central Trust of China

Thailand	Standard Chartered Bank

Togo	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, N. A.

Uganda	Barclays Bank of Uganda Limited

Ukraine	ING Bank Ukraine

09/30/02	6

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS	SCHEDULE A

Country	Subcustodian

United Arab Emirates	HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

United Kingdom	State Street Bank and Trust Company, London Branch

Uruguay	BankBoston, N.A.

Venezuela	Citibank, NA.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Limited

Zimbabwe	Barclays Bank of Zimbabwe Limited

09/30/02	7

STATE STREET GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATING IN NETWORK MARKETS	SCHEDULE B

Country	Depositories

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Bahrain	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange

Belgium	Caisse Interprofessionnelle de Dépôts et de Virements de Titres, S.A.

Banque Nationale de Belgique

Benin	Depositaire Central - Banque de Règlement

Bermuda	Bermuda Securities Depository

Brazil	Central de Custôdia e de Liquidação Financeira de Títulos Privados (CETIP)

Companhia Brasileira de Liquidação e Custódia

Sistema Especial de Liquidação e de Custódia (SELIC)

Bulgaria	Bulgarian National Bank

Central Depository AD

Burkina Faso	Depositaire Central – Banque de Règlement

Canada	Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

People’s Republic	China Securities Depository and Clearing Corporation Limited

09/30/02	1

STATE STREET GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATING IN NETWORK MARKETS	SCHEDULE B

Country	Depositories

of China	Shanghai Branch

China Securities Depository and Clearing Corporation Limited Shenzhen Branch

Colombia	Depósito Central de Valores

Depósito Centralizado de Valores de Colombia S..A. (DECEVAL)

Costa Rica	Central de Valores S.A.

Croatia	Ministry of Finance

National Bank of Croatia

Središnja Depozitama Agencija d.d.

Cyprus	Central Depository and Central Registry

Czech Republic	Czech National Bank

Stredisko cenných papíru – Ceská republika

Denmark	Vaerdipapircentralen (Danish Securities Center)

Egypt	Misr for Clearing, Settlement, and Depository S.A.E.

Estonia	Eesti Vããrtpaberikeskus

Finland	Suomen Arvopaperikeskus (Finnish Central Securities Depository)

France	Euroclear France

Germany	Clearstream Banking AG, Frankfurt

Greece	Apothetirion Titlon AE - Central Securities Depository

09/30/02	2

STATE STREET GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATING IN NETWORK MARKETS	SCHEDULE B

Country	Depositories

Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau	Depositaire Central – Banque de Règlement

Hong Kong	Central Moneymarkets Unit

Hong Kong Securities Clearing Company Limited

Hungary	Központi Elszámolóház és Értéktár (Budapest) Rt. (KELER)

Iceland	Iceland Securities Depository Limited

India	Central Depository Services India Limited

National Securities Depository Limited

Reserve Bank of India

Indonesia	Bank Indonesia

PT Kustodian Sentral Efek Indonesia

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy	Monte Titoli S.p.A.

Ivory Coast	Depositaire Central - Banque de Règlement

Jamaica	Jamaica Central Securities Depository

Japan	Bank of Japan – Net System Japan Securities Depository Center (JASDEC) Incorporated

09/30/02	3

STATE STREET GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATING IN NETWORK MARKETS	SCHEDULE B

Country	Depositories

Kazakhstan	Central Depository of Securities

Kenya	Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Latvia	Latvian Central Depository

Lebanon	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Banque du Liban

Lithuania	Central Securities Depository of Lithuania

Malaysia	Malaysian Central Depository Sdn. Bhd.

Bank Negara Malaysia

Mali	Depositaire Central - Banque de Règlement

Mauritius	Central Depository and Settlement Co. Ltd.

Bank of Mauritius

Mexico	S.D. Indeval, S.A. de C.V.

Morocco	Maroclear

Netherlands	Euroclear Nederlands

New Zealand	New Zealand Central Securities Depository Limited

09/30/02	4

STATE STREET GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATING IN NETWORK MARKETS	SCHEDULE B

Country	Depositories

Niger	Depositaire Central – Banque de Règlement

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen (Norwegian Central Securities Depository)

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited

State Bank of Pakistan

Palestine	Clearing Depository and Settlement, a department of the Palestine Stock Exchange

Panama	Central Latinoamericana de Valores, S.A. (LatinClear)

Peru	Caja de Valores y Liquidaciones, Institución de Compensación y Liquidación de Valores S.A

Philippines	Philippine Central Depository, Inc.

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	Krajowy Depozyt Papierów Wartościowych S.A. (National Depository of Securities) Central Treasury Bills Registrar

Portugal	INTERBOLSA – Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.

09/30/02	5

STATE STREET GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATING IN NETWORK MARKETS	SCHEDULE B

Country	Depositories

Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania	Bucharest Stock Exchange Registry Division

National Bank of Romania

National Securities Clearing, Settlement and Depository Company

Russia	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

Senegal	Depositaire Central – Banque de Règlement

Singapore	Central Depository (Pte) Limited

Monetary Authority of Singapore

Slovak Republic	National Bank of Slovakia

Stredisko cenných papierov SR, a.s.

Slovenia	KDD – Centralna klirinsko depotna druzba d.d.

South Africa	The Central Depository Limited

Share Transactions Totally Electronic (STRATE) Ltd.

Spain	Banco de España

Servicio de Compensación y Liquidación de Valores, S.A.

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Värdepapperscentralen VPC AB

09/30/02	6

STATE STREET GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATING IN NETWORK MARKETS	SCHEDULE B

Country	Depositories

(Swedish Central Securities Depository)

Switzerland	SegaIntersettle AG (SIS)

Taiwan - R.O.C.	Taiwan Securities Central Depository Company Limited

Thailand	Bank of Thailand

Thailand Securities Depository Company Limited

Togo	Depositaire Central – Banque de Règlement

Trinidad and Tobago	Trinidad and Tobago Central Bank

Tunisia	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières (STICODEVAM)

Turkey	Central Bank of Turkey

Takas ve Saklama Bankasi A.S. (TAKASBANK)

Uganda	Bank of Uganda

Ukraine	Mizhregionalny Fondovy Souz

National Bank of Ukraine

United Arab Emirates	Clearing and Depository System, a department of theDubai Financial Market

Venezuela	Banco Central de Venezuela

Vietnam	Securities Registration, Clearing and Settlement, Depository Department of the Securities Trading Center

09/30/02	7

STATE STREET GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATING IN NETWORK MARKETS	SCHEDULE B

Country	Depositories

Zambia	Bank of Zambia

LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Clearstream Banking AG

09/30/02	8

SCHEDULE C

MARKET INFORMATION

Publication/Type of Information (scheduled frequency)	Brief Description

The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (annually)	Information relating to Foreign Sub-Custodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review (annually)	Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (annually)	With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary)	Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories (as necessary)	For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices (presently on a quarterly basis or as otherwise necessary)	Informational letters and accompanying materials confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

SCHEDULE D

TO

MASTER CUSTODIAN AGREEMENT

SPECIAL SUB-CUSTODIANS

None

FUNDS TRANSFER ADDENDUM

OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client’s account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client’s instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client’s authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street’s receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street’s sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. AUTOMATED CLEARING HOUSE (“ACH”) CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of State Street’s execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street’s proprietary information systems, such as, but not limited to Horizon and GlobalQuest®, account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

FUNDS TRANSFER ADDENDUM

10. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or(c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11. MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

FUNDS TRANSFER ADDENDUM

Security Procedure(s) Selection Form

Please select one or more of the funds transfer security procedures indicated below.

☑ SWIFT

SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions.

Selection of this security procedure would be most appropriate for existing SWIFT members.

☑ Standing Instructions

Standing Instructions may be used where funds are transferred to a broker on the Client’s established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure. State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

☐ Remote Batch Transmission

Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.

Clients selecting this-option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

☐ Global Horizon Interchangesm Funds Transfer Service

Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.

This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

☑ Telephone Confirmation (Callback)

Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client’s location to authenticate the instruction.

Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

☑ Repetitive Wires

For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.

This alternative is recommended whenever funds are frequently transferred between the same two accounts.

☐ Transfers Initiated by Facsimile

The Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.

We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.

FUNDS TRANSFER ADDENDUM

☑Automated Clearing House (ACH)

State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

☐Global Horizon Interchange Automated Clearing House Service

Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

☐ Transmission from Client PC to State Street Mainframe with Telephone Callback

☐ Transmission from Client Mainframe to State Street Mainframe with Telephone Callback

☐Transmission from DST Systems to State Street Mainframe with Encryption

☐ Magnetic Tape Delivered to State Street with Telephone Callback

State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated.

The selected delivery methods and security procedure(s) will be effective                          for payment orders initiated by our organization.

Key Contact Information

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT	ALTERNATE CONTACT

Frederick P. Johnson	Charles Gariboldi
Name	Name

625 Fourth Avenue South	625 Fourth Avenue South
Address	Address

Minneapolis MN 55415	Minneapolis MN 55415
City/State/Zip Code	City/State/Zip Code

612.340.5726	612.340.6898
Telephone Number	Telephone Number

612.340.5776	612.340.7373
Facsimile Number	Facsimile Number

SWIFT Number

Telex Number

AAL Funds

SCHEDULE TO FUNDS TRANSFER OPERATING GUIDELINES

AND SECURITY PROCEDURES SELECTION FORM

CLIENT:     THE AAL MUTUAL FUNDS and AAL VARIABLE PRODUCT SERIES FUND, INC.

      Company Name

ACCOUNT NUMBER(S):

KEY CONTACT INFORMATION

Who shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT	ALTERNATE CONTACT

Frederick P. Johnson	Charles Gariboldi
Name	Name

625 Fourth Avenue South	625 Fourth Avenue South
Address	Address

Minneapolis MN 55415	Minneapolis MN 55415
City/State/Zip Code	City/State/Zip Code

612.340.5726	612.340.6898
Telephone Number	Telephone Number

612.340.5776	612.340.7373
Facsimile Number	Facsimile Number

SWIFT Number

TELEPHONE CONFIRMATION INSTRUCTIONS

Authorized Initiators (Please Type or Print) – Please provide a listing of your staff members who are currently authorized to INITIATE wire transfer instructions:

NAME	TITLE	SPECIMEN SIGNATURE

Kevin Carlson	Business Analyst	/s/ Kevin Carlson

Clint Grabow	Portfolio Specialist	/s/ Clint Grabow

Lisa Handel	Portfolio Specialist	/s/ Lisa Handel

Fred Johnson	Head of Investment Operations	/s/ Fred Johnson

Kristin Lauerman	Business Lead	/s/ Kristin Lauerman

David Lund	Portfolio Specialist	/s/ David Lund

Jackie Messerschmidt	Portfolio Specialist	/s/ Jackie Messerschmidt

Tammie Ryan	Securities Administration Manager	/s/ Tammie Ryan

Mark Ziemann	Portfolio Compliance Manager	/s/ Mark Ziemann

Charles Gariboldi	Head of Investment Accounting	/s/ Charles Gariboldi

Gerard Vaillancourt	Head of Fund Accounting Administration	/s/ Gerard Vaillancourt

Mary Rausch	Head of Mutual Fund Financial Reporting	/s/ Mary Rausch

Lisa Franchino	Accounting Analyst	/s/ Lisa Franchino

Benjamin Thompson	Senior Accountant	/s/ Benjamin Thompson

Katrin Fergus	Senior Accountant	/s/ Katrin Fergus

Patti Garz	Senior Accountant	/s/ Patti Garz

Kenneth Jungwirth	Accounting Analyst	/s/ Kenneth Jungwirth

Alex Rassmussen	Fund Accounting Administrator	/s/ Alex Rassmussen

Todd Kelly	Head of Fund Accounting Operations	/s/ Todd Kelly

Nicki Schuman	Leader of Mutual Fund Accounting	/s/ Nicki Schuman

Kristi Mueller	Leader of Mutual Fund Accounting	/s/ Kristi Mueller

Jeff Kargus	Head of Financial Analysis, Reporting and Operations	/s/ Jeff Kargus

Mary Clausen	Head of Financial Operations	/s/ Mary Clausen

Angela Nelson	Cash Management Assistant	/s/ Angela Nelson

Cheryl Tiedt	Leader of Cash Management Services	/s/ Cheryl Tiedt

TELEPHONE CONFIRMATION INSTRUCTIONS

Authorized Initiators (Please Type or Print) – Please provide a listing of your staff members who are currently authorized to INITIATE wire transfer instructions:

NAME	TITLE	SPECIMEN SIGNATURE

Kathryne Forsyth	Accountant	/s/ Kathryne Forsyth

Brian Mair	Accountant	/s/ Brian Mair

David Lund	Portfolio Specialist	/s/ David Lund

Kristen Birkholz	Investment Accountant	/s/ Kristen Birkholz

Dawn Fogleson	Investment Accountant	/s/ Dawn Fogleson

Anne Russ	Investment Accountant	/s/Anne Russ

Authorized Verifiers (Please Type or Print) – Please provide a listing of your staff members who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME	CALLBACK PHONE NUMBER	DOLLAR LIMITATION (IF ANY)

Charles Gariboldi	612.340.6898	None

Paul McCullough	612.340.8249	$25,000,000

Mary Clausen	920.628.2972	$25,000,000

Fred Johnson	612.340.5726	None

Mark Ziemann	612.340.5757	$25,000,000

Joe Barnes	920.628.3931	$25,000,000

Tammie Ryan	612.340.4074	None

Lisa Handel	612.340-8697	$25,000,000

David Lund	612.340.5099	$25,000,000

Jackie Messerschmidt	612.340.5730	$25,000,000

Clint Grabow	612.340.0474	$25,000,000

Kevin Carlson	612.340.4138	$25,000,000

Brian Mair	612.340.6870	None

Kathryne Forsyth	612.340.8529	None

APPROVAL (FOR STATE STREET USE ONLY)	DATE

The union of AAL and LB

4321 N. Ballard Road, Appleton, Wl 54919-0001

Phone: 800-THRIVENT (800-847-4836)

E-mail: mail@thrivent.com • www.thrivent.com

August 25, 2004

State Street Bank and Trust Company

225 Franklin Street

Boston, MA 02110

Attention: Jan M. Harvey, Assistant Vice President,

                 Mailstop: JEB-2

Re: Thrivent Financial Securities Lending Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 18.5 of the Master Custodian Agreement (the “Agreement”) dated as of November 26, 2002 by and among each management investment company party thereto and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the Fund pursuant to the terms of the Agreement. In connection with such request, the undersigned Fund hereby agrees to be bound by the terms of the Agreement and hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.7 of the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Thrivent Financial Securities Lending Trust

By:	/s/ Charles D. Gariboldi
Charles D. Gariboldi
Treasurer, duly authorized

Agreed to this 8th day of September, 2004.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Name: Joseph L. Hooley
Title: Executive Vice President

Thrivent Mutual Funds

625 Fourth Avenue South

Minneapolis MN 55415

July 16, 2004

State Street Bank and Trust Company

225 Franklin Street

Boston, MA 02110

Attention:	Jan M. Harvey, Assistant Vice President,

Mailstop: MA0/2

Re: Thrivent Mutual Funds (formerly, The AAL Mutual Funds) (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established four (4) new series of shares to be known as the Thrivent High Yield Fund, Thrivent Income Fund, Thrivent Mid Cap Growth Fund and Thrivent Limited Maturity Bond Fund, respectively. In accordance with Section 18.6 of the Master Custodian Agreement (the “Agreement”) dated as of November 26, 2002 by and among each management investment company party thereto and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for each such additional series pursuant to the terms of the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Thrivent Mutual Funds

By:	/s/ Charles D. Gariboldi
Name: Charles D. Gariboldi
Title: Treasurer, duly authorized

Agreed to as of this 16th day of July, 2004.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Name: Joseph L. Hooley
Title: Executive Vice President

Thrivent Series Fund, Inc.

625 Fourth Avenue South

Minneapolis MN 55415

April 30, 2004

State Street Bank and Trust Company

225 Franklin Street

Boston, MA 02110

Attention:	Jan M. Harvey, Assistant Vice President,

Mailstop: MA0/2

Re: Thrivent Series Fund, Inc. (formally LB Series Fund, Inc.) (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established thirteen (13) new series of shares to be known as the Thrivent Balanced Portfolio, Thrivent Bond Index Portfolio, Thrivent Large Cap Stock Portfolio, Thrivent Partner High Yield Bond Portfolio, Thrivent Large Cap Index Portfolio, Thrivent Mid Cap Index Portfolio, Thrivent Mid Cap Stock Portfolio, Thrivent Small Cap Index Portfolio, Thrivent Small Cap Stock Portfolio, Thrivent Technology Portfolio, Thrivent Partner Small Cap Value Portfolio, Thrivent Real Estate Securities Portfolio and Thrivent Mortgage Securities Portfolio, respectively. In accordance with the Additional Funds provision in Section 12 of the Custodian Contract (the “Agreement”) dated as of December 2, 1986, as amended, by and among each management investment company party thereto and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for each such additional series pursuant to the terms of the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Thrivent Series Fund, Inc.

By:	/s/ Charles D. Gariboldi
Name: Charles D. Gariboldi
Title: Treasurer, duly authorized

Agreed to as of this 30th day of April, 2004.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Name: Joseph L. Hooley
Title: Executive Vice President

Thrivent Series Fund, Inc.

625 Fourth Avenue South

Minneapolis MN 55415

March 30,2005

State Street Bank and Trust Company

2 Avenue de Lafayette

Boston, MA 02111

Attention:     Jan M. Harvey, Assistant Vice President,

Mailstop: 5N

Re: Thrivent Series Fund, Inc. (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established five (5) new series of shares to be known as the Thrivent Aggressive Allocation Portfolio, Thrivent Moderately Aggressive Allocation Portfolio, Thrivent Moderate Allocation Portfolio, Thrivent Moderately Conservative Allocation Portfolio and Thrivent Partner Mid Cap Value Portfolio, respectively.

In accordance with the Additional Funds provision in Section 12 of the Custodian Contract (the “Agreement”) dated as of December 2, 1986, as amended, by and among each management investment company party thereto and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for each such additional series pursuant to the terms of the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Thrivent Series Fund, Inc.

By:	/s/ Randall L. Boushek
Name: Randall L. Boushek
Title: Treasurer, duly authorized

Agreed to this 29th day of April, 2005.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Name: Joseph L. Hooley
Title: Executive Vice President

Thrivent Mutual Funds

625 Fourth Avenue South

Minneapolis MN 55415

As of June 30, 2005

State Street Bank and Trust Company

225 Franklin Street

Boston, MA 02110

Attention:	Jan M. Harvey, Assistant Vice President,

Mailstop: MA0/2

Re: Thrivent Mutual Funds (formerly, The AAL Mutual Funds) (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established seven (7) new series of shares to be known as the Thrivent Aggressive Allocation Fund, Thrivent Moderately Aggressive Allocation Fund, Thrivent Moderate Allocation Fund, Thrivent Moderately Conservative Allocation Fund, Thrivent Real Estate Securities Fund, Thrivent Partner Small Cap Growth Fund and Thrivent Partner Mid Cap Value Fund, respectively. In accordance with Section 18.6 of the Master Custodian Agreement (the “Agreement”) dated as of November 26, 2002 by and among each management investment company party thereto and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for each such additional series pursuant to the terms of the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Thrivent Mutual Funds

By:	/s/ Gerard V. Vaillancourt
Name: Gerard V. Vaillancourt
Title: Treasurer, duly authorized

Agreed to as of the 30th day of June, 2005.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Name: Joseph L. Hooley
Title: Executive Vice President

Thrivent Series Fund, Inc.

625 Fourth Avenue South

Minneapolis, Minnesota 55415

August 22, 2005

State Street Bank and Trust Company

2 Avenue de Lafayette, LCC 5

Boston, MA 02111-1724

Attention:     Jan M. Harvey, Assistant Vice President

Re: Thrivent Series Fund, Inc. (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund is registered as a management investment company under the Investment Company Act of 1940, as amended. The Fund appointed State Street Bank and Trust Company (“State Street”) as custodian of its assets pursuant to that certain Custodian Contract by and between the Fund and State Street, dated as of December 2, 1986, as amended (the “Original Contract”), and retained State Street to serve as custodian of its assets, for itself and on behalf of each of its series set forth on Appendix A hereto. The Fund now desires to contemporaneously terminate the Original Contract and become a party to that certain Master Custodian Agreement (the “Agreement”) dated as of November 26, 2002 by and among each management investment company party thereto and State Street.

Accordingly, pursuant to Sections 18.5 and 18.6 of the Agreement, the undersigned Fund hereby requests that State Street act as Custodian for the Fund and for each of its series as set forth on Appendix A hereto, pursuant to the terms of the Agreement. In connection with such request, the undersigned Fund hereby agrees to be bound by the terms of the Agreement and hereby confirms to you that the representations and warranties set forth in Section 18.7.2 of the Agreement are true and correct with regard to the Fund as of the date hereof.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

THRIVENT SERIES FUND, INC.

By:	/s/ Gerard V. Vaillancourt
Name: Gerard V. Vaillancourt
Title: Treasurer, duly authorized

Agreed to this 22nd day of August, 2005

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Joseph L. Hooley, Executive Vice President

Appendix A

THRIVENT SERIES FUND, INC.

Thrivent Aggressive Allocation Portfolio

Thrivent Moderately Aggressive Allocation Portfolio

Thrivent Moderate Allocation Portfolio

Thrivent Moderately Conservative Allocation Portfolio

Thrivent Technology Portfolio

Thrivent Partner Small Cap Growth Portfolio

Thrivent Partner Small Cap Value Portfolio

Thrivent Small Cap Stock Portfolio

Thrivent Small Cap Index Portfolio

Thrivent Mid Cap Growth Portfolio

Thrivent Mid Cap Growth Portfolio II

Thrivent Partner Mid Cap Value Portfolio

Thrivent Mid Cap Stock Portfolio

Thrivent Mid Cap Index Portfolio

Thrivent Partner International Stock Portfolio

Thrivent Partner All Cap Portfolio

Thrivent Large Cap Growth Portfolio

Thrivent Large Cap Growth Portfolio II

Thrivent Partner Growth Stock Portfolio

Thrivent Large Cap Value Portfolio

Thrivent Large Cap Stock Portfolio

Thrivent Large Cap Index Portfolio

Thrivent Real Estate Securities Portfolio

Thrivent Balanced Portfolio

Thrivent High Yield Portfolio

Thrivent High Yield Portfolio II

Thrivent Income Portfolio

Thrivent Bond Index Portfolio

Thrivent Limited Maturity Bond Portfolio

Thrivent Mortgage Securities Portfolio

Thrivent Money Market Portfolio

Thrivent Mutual Funds

625 Fourth Avenue South

Minneapolis MN 55415

As of February 29, 2008

State Street Bank and Trust Company

Two Avenue de Lafayette, LCC5

Boston, MA 02111

Attention:   Darin J. Mcinnis, Vice President

Re: Thrivent Mutual Funds (formerly, The AAL Mutual Funds) (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established two (2) new series of shares to be known as the Thrivent Partner Worldwide Allocation Fund and Thrivent Equity Income Plus Fund, respectively. In accordance with Section 18.6 of the Master Custodian Agreement (the “Agreement”) dated as of November 26, 2002 by and among each management investment company party thereto and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for each such additional series pursuant to the terms of the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Thrivent Mutual Funds

By:	/s/ Gerard V. Vaillancourt
Name: Gerard V. Vaillancourt
Title: Treasurer, duly authorized

Agreed to this 28th day of February, 2008.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Name: Joseph L. Hooley Title: Vice Chairman

Thrivent Mutual Funds

625 Fourth Avenue South

Minneapolis MN 55415

As of August 31, 2012

State Street Bank and Trust Company

Two Avenue de Lafayette, LCC5

Boston, MA 02111

Attention:   Conor J. Ivers

Re: Thrivent Mutual Funds (formerly, The AAL Mutual Funds) (the “Fund”)

Ladies and Gentlemen:

Please be advised that the Fund has established one new series of shares to be known as the Thrivent Partner Emerging Markets Equity Fund. In accordance with Section 18.6 of the Master Custodian Agreement (the “Agreement”), dated as of November 26, 2002, by and among each management investment company party thereto and State Street Bank and Trust Company (“State Street”), the Fund hereby requests that State Street act as Custodian for such additional series pursuant to the terms of the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Thrivent Mutual Funds

By:	/s/ Rebecca A. Paulzine
Name: Rebecca A. Paulzine
Title: Assistant Secretary

Agreed to this 31st day of August, 2012

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name: Michael F. Rogers Title: Executive Vice President